Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated October 15, 2025, relating to the financial statements of Bleichroeder Acquisition Corp. II, as of September 30, 2025 and for the period from August 27, 2025 (inception) through September 30, 2025, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

December 22, 2025